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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                            -----------------------

                        MARCH 3, 2005 (FEBRUARY 25, 2005)
               (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))

                            SURGE GLOBAL ENERGY, INC.
                            -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                       34-1454529
 (STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER IDENTIFICATION
OF INCORPORATION OR ORGANIZATION)                            NUMBER)

                                     0-24269
                             (COMMISSION FILE NO.)

       12220 EL CAMINO REAL                                  92130
            SUITE 410                                      (ZIP CODE)
          SAN DIEGO, CA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                                 (858) 704-5010
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 25, 2005, we and our subsidiary, Surge Global Energy (Canada), Ltd., entered into a Farmout Agreement with Deep Well Oil & Gas, Inc. ("Deep Well") and Northern Alberta Oil Ltd. ("Northern") in connection with the Sawn Lake area of Alberta, Canada. Pursuant to the Farmout Agreement, we have agreed to drill a test well, at our expense, on or before 150 days from the date of the Farmout Agreement. In exchange, we will earn 50% of Deep Well's and Northern's working interest in the section of land on which the test well is located and five additional sections of our selection. In addition, we have the option to drill another well within 60 days after the rig release of the test well in exchange for 50% of Deep Well's and Northern's working interest in the section of land on which the first option well is located and five additional sections. For a period of two years (the "Earning Period"), we will have the option to drill additional wells and earn 50% of Deep Well's and Northern's working interest in various sections until we have earned a 40% undivided working interest in 63 sections in the Sawn Lake area.

We will also have the right to participate equally in the acquisition of certain areas of mutual interest. After the Earning Period, we may be required to reconvey beneficial interests in lands that we have not earned an interest in by the end of the Earning Period.

Pursuant to the Farmout Agreement, we are required to pay a prospect fee in the amount of $2 million payable as follows:

         o $1 million (reduced for certain expenses related to our financing) within seven calendar days of the execution of the Farmout Agreement; and

         o $1 million (reduced for certain expenses related to our financing) upon completion or abandonment of the first option well.

On March 3, 2005, Deep Well and Northern granted us an extension of 15 business days from the date of the Farmout Agreement for the first $1 million payment. Also, an amount of our common stock equal to one-third of our outstanding shares of common stock, on a fully diluted basis, as of February 17, 2005 (approximately 10,198,199 shares) will be placed in escrow for the benefit of Deep Well and Northern by March 31, 2005. The shares would be released from escrow when a mutually acceptable third party engineering firm has estimated that the acreage includes a specified amount of proved and producing reserves.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Farmout Agreement discussed above, we have agreed to issue 10,198,199 shares of our common stock to Deep Well and Northern. The common stock is being issued as part of the consideration we are paying to obtain the rights set forth in the Farmout Agreement. The shares are being issued in reliance on an exemption from registration for private placements under Section 4(2) of the Securities Act of 1933.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SURGE GLOBAL ENERGY, INC.


                                        By: /s/ Fred W. Kelly
                                            ------------------------------------
                                            Fred W. Kelly
                                            Chief Executive Officer

Date:  March 3, 2005